Exhibit 10.8
Lease Extension

This lease extension is made this 5th day of November, 2007, between Vasona Business Park (herein referred to as Lessor) and Procera Networks (hereinafter referred to as Lessee).

Whereas, Lessor and Lessee entered into a Lease for approximately 11,772 square feet of space in that larger 33,020 square foot industrial building commonly known as 100C Cooper Ct., Los Gatos, California 95032. (the Lease) and

Whereas, Lessee wishes to extend its lease for three more years and Lessor agrees to extend the lease.

Now therefore, Lessor and Lessee agree to extend the Lease on the following conditions:

1.
Paragraph 2, Term, shall be changed to reflect the three year extension. The lease termination date shall be changed from June 30, 2008, to June 30, 2011 unless sooner terminated pursuant to any provisions hereof.

2.
Paragraph 3, Rent, shall be changed to reflect the rent for the three year extension. After the words June 30, 2008, in the thirteenth line, the following sentences shall be added. $18,247.00 shall be paid on July 1, 2008, and in advance of the first day of the each month until June 30, 2009. $18,835.00 shall be paid on July 1, 2009, and in advance of the first day of each month until June 30, 2010. $19,424.00 shall be paid on July 1, 2010, and in advance of the first day of each month until June 30, 2011.

3.	Within ninety (90) days from and after mutual execution hereof, Lessor, at Lessor's expense agrees to complete the following improvements (further described and listed on Exhibit "A" attached):
A.	Replace and/or install electrical outlets within the areas as shown on Exhibit "A" .
B.        Relocate the ceiling light fixture toward the middle of the lobby area.
C.	Replace damaged ceiling tiles throughout as necessary and repair T-bar grid in ceiling and replace ceiling tiles in rear conference room to make ceiling uniform.
D.	1. Review and assess the vent and lighting in Tom William's (CEO) office.
2. Inspect electrical service systems/capacity and repair or replace dead circuits in the lunch room and CFO office, and elsewhere throughout the facility as necessary.
E.	Provide a key or combination to the door going into the IT room.
4.	Lessee shall have the Option to Extend this Lease for three additional years (from July 1, 2011 through June 30, 2014) on the same terms and conditions as Paragraph 4, of the Lease.

All other terms and conditions are to remain the same.

AGREED AND ACCEPTED

By:	/s/ William Cooper		/s/ Thomas H. Williams
Date:	11-20-07	Date:	11/16/07